ASSET PURCHASE AGREEMENT
                                (LICENSE ASSETS)

                                 BY AND BETWEEN

                             WTTE, CHANNEL 28, INC.

                                       AND

                         WTTE, CHANNEL 28 LICENSEE, INC.

                            (COLLECTIVELY, "SELLER")

                                       AND

                                 GLENCAIRN, LTD.
                                    ("BUYER")








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                                TABLE OF CONTENTS



ARTICLE 1  TRANSFER OF LICENSE ASSETS........................................ 1
      1.1.  Transfer of License Assets....................................... 1
      1.2.  Excluded Assets.................................................. 2
      1.3.  Liabilities...................................................... 3

ARTICLE 2  PURCHASE/CLOSING.................................................. 5
      2.1.  Purchase Price................................................... 5
      2.2.  Adjustments...................................................... 5
      2.3.  The Closing...................................................... 6
      2.4.  Deliveries at Closing............................................ 6
      2.5.  Effect of Laws or Proceedings.................................... 8

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF SELLER.......................... 9
      3.1.  Organization..................................................... 9
      3.2.  Authority........................................................ 9
      3.3.  FCC Licenses..................................................... 9
      3.4.  Condition of Assets..............................................10
      3.5.  Title, Etc.......................................................10
      3.6.  Call Letters, Trademarks, Etc....................................10
      3.7.  Insurance........................................................10
      3.8.  Contracts........................................................10
      3.9.  Employees........................................................11
      3.10. Litigation ......................................................11
      3.11. Compliance with Laws.............................................11
      3.12. No Defaults......................................................11
      3.13. Brokers..........................................................12

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF BUYER...........................12
      4.1.  Incorporation....................................................12
      4.2.  Corporate Action.................................................12
      4.3.  No Defaults......................................................12
      4.4.  Brokers..........................................................12
      4.5.  Qualification as a Broadcast Licensee............................12
      4.6.  Litigation.......................................................12

ARTICLE 5  COVENANTS OF SELLER PENDING THE CLOSING DATE......................13
      5.1.  Maintenance of Business..........................................13
      5.2.  Organization/Goodwill............................................14
      5.3.  Reports; Access to Facilities, Files, and Records................14


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      5.4.  Application for Commission Consent...............................14
      5.5.  Consents.........................................................14
      5.6.  Notice of Proceedings............................................14
      5.7.  Confidential Information.........................................15
      5.8.  Consummation of Agreement........................................15
      5.9.  Notice of Certain Developments...................................15
      5.10. Updated Information..............................................15

ARTICLE 6  COVENANTS OF BUYER PENDING THE CLOSING DATE.......................15
      6.1.  Application for Commission Consent...............................15
      6.2.  Confidential Information.........................................16
      6.3.  Consummation of Agreement........................................16
      6.4.  Notice of Proceedings............................................16

ARTICLE 7  CONDITIONS TO THE OBLIGATIONS OF SELLER...........................16
      7.1.  Representations, Warranties, and Covenants.......................16
      7.2.  Proceedings......................................................17
      7.3.  Opinion of Counsel...............................................17
      7.4.  FCC Authorization................................................17
      7.5.  Other Instruments................................................17

ARTICLE 8  CONDITIONS TO THE OBLIGATIONS OF BUYER............................17
      8.1.  Representations, Warranties, Covenants...........................18
      8.2.  Proceedings......................................................18
      8.3.  Opinion of Counsel...............................................18
      8.4.  Damage to the Assets.............................................18
      8.5.  FCC Licenses.....................................................18
      8.6.  Consents.........................................................19
      8.7.  Other Instruments................................................19

ARTICLE 9  INDEMNIFICATION...................................................19
      9.1.  Survival.........................................................19
      9.2.  Indemnification of Buyer.........................................19
      9.3.  Indemnification of Seller........................................20
      9.4   Limitation of Liability..........................................20
      9.5.  Bulk Sales Indemnity.............................................20
      9.6.  Notice of Claims.................................................20
      9.7.  Defense of Third Party Claims....................................20

ARTICLE 10  POST-CLOSING MATTERS.............................................21
      10.1.  Employee Matters................................................21
      10.2.  Call Letters....................................................21




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ARTICLE 11  TERMINATION/MISCELLANEOUS........................................21
      11.1.  Termination of Agreement........................................21
      11.2.  Expenses........................................................22
      11.3.  Assignments.....................................................22
      11.4.  Further Assurances..............................................23
      11.5.  Notices.........................................................23
      11.6.  Captions........................................................24
      11.7.  Governing Law and Remedies......................................24
      11.8.  Consent To Jurisdiction, Etc....................................24
      11.9.  Waiver of Provisions............................................24
      11.10. Counterparts....................................................25
      11.11. Entire Agreement/Amendments.....................................25
      11.12. Access to Books and Records.....................................25
      11.13. Public Announcements............................................25

SCHEDULES

      1.1(a)      FCC Licenses and Renewal Dates
      1.1(b)      Tangible Personal Property
      1.1(c)      Contracts
      1.1(d)      Intellectual Property
      1.3         Continuing Liabilities
      2.1(b)      Allocation of Purchase Price to Assets Acquired
      2.4(a)(ii)  Form of Local Marketing Agreement
      3.8         Material Contracts
      3.9         Employees Related to License Assets
      3.10        Litigation Related to License Assets

      Note: Any Schedules not delivered by Seller at the time of execution of this Agreement shall be delivered within 15 days of execution and must be acceptable to Buyer in its reasonable judgment.




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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is dated as of June 10, 1996, and is by and between WTTE, CHANNEL 28, INC. a Maryland corporation and WTTE, CHANNEL 28 LICENSEE, INC., a Delaware corporation (collectively, "Seller") and GLENCAIRN, LTD., a Maryland corporation, or its designee ("Buyer").

                                    RECITALS

         WHEREAS, Seller is the licensee of broadcast station WTTE-TV in Columbus, Ohio (the "Station") pursuant to certain licenses, permits and other authorizations (the "Licenses") issued by the Federal Communications Commission (the "FCC Authorization").

         WHEREAS, Seller desires to sell, assign, and transfer the Licenses, including the FCC Authorization, and other Station assets related thereto (collectively the "License Assets"), and Buyer desires to acquire the License Assets, on the terms described herein.

         NOW, THEREFORE, IN CONSIDERATION OF the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                           TRANSFER OF LICENSE ASSETS

         1.1. Transfer of License Assets. Upon and subject to the terms and conditions stated in this Agreement, on the Closing Date (as hereinafter defined) Seller shall convey, transfer, and deliver to Buyer, and Buyer shall acquire from Seller all of the License Assets of Seller, real and personal, tangible and intangible, of every kind and description which are owned and used by Seller in connection with the business and operations of the Station, as a going concern, free and clear of all liabilities, other than the Assumed Liabilities (as hereinafter defined), and Liens, other than Permitted Encumbrances (as hereinafter defined).

         The License Assets include the following:

                  (a) FCC Licenses.  All FCC Licenses issued with respect to the
Station, including, without limitation, those shown on Schedule 1.1(a) to this Agreement, and all applications therefor, together with any renewals, extensions, or modifications thereof and additions thereto.

                  (b) Tangible Personal Property. All equipment, vehicles, furniture, fixtures, transmitting towers, transmitters, office materials and supplies, spare parts and other tangible

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personal  property  of every kind and  description  owned as of the date of this
Agreement by Seller and used in connection with the business and operations of the Station, including, without limitation, those shown on Schedule 1.1(b) to this Agreement, and any additions, improvements, replacements, and alterations thereto made between the date of this Agreement and the Closing Date, but excluding all such property which is consumed, retired, or disposed of by Seller in the ordinary course of their business between the date of this Agreement and the Closing Date or as otherwise permitted by this Agreement.

                  (c) Contracts. All contracts relating to the License Assets to which the Seller is a party, including all agreements, equipment and other leases listed in Schedule 1.1(c) to this Agreement, together with all such contracts that will have been entered into in the ordinary course of business of the Station between the date of this Agreement and the Closing Date which are related to the License Assets and the making of which by Seller is permitted by this Agreement, to the extent existing as of the Closing Date. As used in this Agreement, "Contract" means any agreement, lease, arrangement, commitment, or understanding, written or oral, expressed or implied, to which the Station or Seller with respect to the License Assets are a party or are bound.

                  (d) Intellectual Property. All trademarks, service marks, patents, trade names, jingles, slogans, and logotypes owned and used by Seller in connection with the business and operations of the Station as of the date hereof, including, without limitation, Seller's rights to use the call letters "WTTE" and any related names and phrases and those shown on Schedule 1.1(d) to this Agreement and those acquired between the date hereof and the Closing Date and all goodwill associated therewith.

                  (e) License Books and Records. All books and records of the Seller relating to the employment of any employee of the Seller who becomes an employee of the Buyer after the Closing and all other books and records of the Seller relating primarily to one or more of the License Assets, including, but not limited to, the FCC logs.

         1.2.  Excluded Assets.

         The Excluded Assets shall include all of the asset of the Seller not specifically included in the License Assets. The Excluded Assets shall include but not be limited to the following:

                  (a) Cash. All cash, cash equivalents, and cash items of any kind whatsoever, certificates of deposit, money market instruments, bank balances, and rights in and to bank accounts, marketable and other securities of Seller.

                  (b) Receivables. All notes and accounts receivable and other receivables of Seller relating to or arising out of the operation of the Station prior to Closing.

                  (c) Personal Property Disposed Of. All tangible personal property disposed



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of or consumed in the ordinary course of the business of the Station.

                  (d) Insurance. All contracts of insurance and all insurance plans and the assets thereof.

                  (e) Claims. Any and all claims of Seller with respect to transactions prior to the Closing Date, including, without limitation, claims for tax refunds and claims of Seller under contracts with respect to events prior to the Closing Date.

                  (f) Pension Assets, Etc. Pension, profit sharing, retirement, bonus, stock purchase, savings plans and trusts, 401(k) plans, health insurance plans, and the assets thereof, and all other plans, agreements, or understandings to provide employee benefits of any kind for employees of Seller.

                  (g) Certain Contracts. Seller's agreements, including all program contracts not listed on Schedule 1.1(c) hereof (the "Excluded Contracts") and any contract which is not capable of being transferred or assigned without the approval or consent of any party thereto or any third party if such approval or consent has not been obtained, subject, however, to Section
1.3 hereof.

                  (h) Certain Books and Records. Seller's account books of original entry with respect to the Station, and all books, records, accounts, checks, payment records, tax records (including payroll, unemployment, real estate, and other tax records), and other similar books, records, and information of Seller relating to Seller's operation of the business of the Station prior to Closing, excluding those referred to in Section 1.1(e) above, with the proviso that Buyer shall be allowed to maintain copies of all such records and/or upon a written request for same shall be allowed further access to all excluded records at all reasonable times.

         1.3. Liabilities. The License Assets shall be sold and conveyed to Buyer free and clear of all liens, security interests, and encumbrances except
(a) those disclosed on Schedule 1.3 hereto as "continuing," and the leases listed on Schedule 1.1(c), if any; and (b) the Assumed Liabilities (as hereinafter defined) and the other obligations and liabilities of Buyer assumed hereunder (all of the foregoing are sometimes referred to herein collectively as "Permitted Encumbrances"). Buyer agrees that on the Closing Date, Buyer shall assume, undertake, and agree to pay, satisfy, perform, and discharge only those liabilities and obligations of Seller which have not yet accrued, but which arise on or after the Closing Date under the Contracts assigned pursuant to
Section 1.1(c) and any contracts that are entered into after the date hereof as permitted by this Agreement and those liabilities and obligations referred to in
Section 10.1 hereof (all of the foregoing are referred to herein collectively as the "Assumed Liabilities").

         Notwithstanding any provision of this Agreement to the contrary, if any required approval of or consent to the transfer and assignment of any contract included in the License Assets is not obtained, Buyer shall assume and shall pay, satisfy, perform, and discharge Seller's liabilities



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and  obligations  which arise  thereunder  on and after the Closing  Date unless
Buyer's enjoyment of the rights and benefits under any such contract is expressly terminated by the other party thereto by affirmative action within six
(6) months after the Closing Date because of such failure to obtain approval or consent and not because of any other default or nonperformance by Buyer. The liabilities and obligations assumed pursuant to the immediately preceding sentence shall also constitute "Assumed Liabilities" for purposes of this Agreement.

         Buyer shall not assume or be liable for (a) any liability or obligation arising out of the License Assets prior to the Closing Date (except for the Assumed Liabilities and other obligations and liabilities specifically assumed by Buyer hereunder); (b) any liability or obligation under any contracts not specifically assumed by Buyer hereunder; (c) any liability or obligation of Seller for any federal, state, or local income or other taxes; (d) any liability or obligation to any employee or former employee of Seller or the Station attributable to any period of time prior to the Closing Date (including liability for accrued vacation and other benefits adjusted pursuant to Section
2.2 hereof); (e) any liability or obligation of Seller arising out of any litigation, proceeding, or claim by any person or entity relating to the License Assets prior to the Closing Date, whether or not such litigation, proceeding, or claim is pending, threatened, or asserted before, on, or after the Closing Date;
(f) any severance or other liability arising out of the termination of any employee's employment with Seller; or (g) any duty, obligation, or liability relating to any pension, 401(k) or other similar plan, agreement, or arrangement provided by Seller to employees of Seller, and none of such plans shall be assumed by Buyer.

         Notwithstanding any provision of this Agreement to the contrary, to the extent, if any, Seller makes payment to Buyer as a result of any proration and adjustment pursuant to Section 2.2 hereof, Buyer assumes and shall be obligated to pay the special assessments, accrued vacation, and other obligations and liabilities for which adjustment was made pursuant to Section 2.2.

         Seller shall not be liable for: (a) any liability or obligation arising out of the business or operations of the License Assets on or after the Closing Date; (b) any Assumed Liabilities or other liabilities and obligations assumed by the Buyer under this Agreement; (c) any liability or obligation of Buyer for any federal, state, or local income or other taxes; (d) any liability or obligation incurred or assumed by Buyer with respect to any License Assets; (e) any liability or obligation to any employee or former employee of Buyer or the Station attributable to any period of time on or after the Closing Date or, to the extent of any proration pursuant to Section 2.2(a) hereof, to any former employee of Seller attributable to any period of time prior to the Closing Date;
(f) any liability or obligation of Buyer arising out of any litigation, proceeding, or claim by any person or entity relating to the License Assets on or after the Closing Date; or (g) any duty, obligation, or liability relating to any person, 401(k) or other similar plan, agreement, or arrangement provided by Buyer to employees of Buyer.



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                                    ARTICLE 2

                                PURCHASE/CLOSING

         2.1. Purchase Price.

                  (a) In consideration of Seller's performance of this Agreement and the transfer and delivery of the License Assets to Buyer at the Closing, Buyer will pay to Seller an amount equal to the fair market value of the License Assets as determined by a recognized appraisal firm regularly performing appraisals of broadcasting assets and selected by Seller and approved by Buyer, such approval not to be unreasonably withheld, and set forth in a written report delivered to Buyer no later than fifteen (15) days prior to the Closing (the "Purchase Price"), plus or minus the amount of any adjustments made pursuant to
Section 2.2 below, and Buyer will assume the Assumed Liabilities and the other obligations and liabilities to be assumed by Buyer hereunder. The Purchase Price shall be paid by Buyer to Seller on the Closing Date by wire transfer of immediately available funds to such bank accounts as are designated by Seller on or prior to the Closing Date.

                  (b) Buyer and Seller agree to allocate the Purchase Price among the License Assets as designated on Schedule 2.1(b) and, Buyer and Seller agree to file returns and reports (including income tax returns) on the basis of such allocations.

         2.2.  Adjustments.

                  (a) Use of the License Assets and any income, expenses, and liabilities attributable thereto through 11:59 p.m. on the day preceding the Closing Date (the "Adjustment Date") shall be for the account of Seller and, thereafter, for the account of Buyer, and shall be prorated accordingly. Items including, but not limited to, power and utilities charges, ad valorem property taxes upon the basis of the most recent assessment available, commissions, wages, payroll taxes, and accrued vacation pay of employees of Seller who enter the employment of Buyer (all such vacation pay accrued prior to the Closing Date to be the responsibility of Seller), rents, and similar prepaid or deferred items which are directly related to the License Assets, shall be prorated between Seller and Buyer; the proration to be made as of the Adjustment Date. There shall be prorations and/or adjustments with respect to any sick leave and personal days accrued on or prior to the Closing Date by any employees of Seller whose employment is directly related to the License Assets, and Seller shall assume and be responsible for all liabilities in respect thereof. All special assessments and similar charges or liens imposed against the License Assets in respect of any period of time through the Adjustment Date, whether payable in installments or otherwise, shall be the responsibility of Seller, and amounts payable with respect to such special assessments, charges, or liens imposed against the License Assets in respect of any period of time after the Adjustment Date, shall be the responsibility of Buyer and shall be adjusted as required hereunder.


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                  (b) On  the  Closing  Date,  to the  extent  practicable,  the adjustments provided in Section 2.2(a) shall be made on the basis of the then most recently available financial statements and other information of the Station (the "Preliminary Adjustments"). Within forty-five (45) days after the Closing Date, the Buyer shall prepare a closing balance sheet (the "Closing Balance Sheet") as of the close of business on the Adjustment Date and submit it to Seller for review. Within seventy-five (75) days after the Closing Date, final adjustments pursuant to Section 2.2 shall be determined, and any required refund or payment shall be made on the basis of the Closing Balance Sheet. If any dispute arises over the amount to be refunded or paid, such refund or payment shall nonetheless be made to the extent such amount is not in dispute.

                  If any such dispute cannot be resolved by the parties or their respective independent public accountants within one hundred eighty (180) days after the Closing Date, the dispute shall be referred to a mutually satisfactory independent public accounting firm of national stature which has not been employed by any party hereto for the two (2) years preceding the date of such referral; such referral to be selected by Seller's and Buyer's respective independent public accountants. The determination of such firm shall be conclusive and binding on each party. One half of the fees of such firm shall be paid by Seller, and one half shall be paid by Buyer.

         2.3. The Closing. The closing of the transactions provided for in this Agreement (the "Closing") shall be held in the offices of Buyer's legal counsel, or at such other place that the Buyer may direct, at 10:00 a.m. on a date (which shall be the first day of a calendar month) (the "Closing Date") as shall be mutually agreed upon by the parties which is not later than thirty (30) days after the FCC approvals and consents to the transactions contemplated hereby shall have become a "Final Grant," but in no event later than December 31, 1998. The term "Final Grant" is defined in Section 8.5 hereof.

         Buyer agrees to use its best efforts to close the transactions as soon as practicable after the FCC consents and approvals to the transactions contemplated hereby have become a "Final Grant". However, the Seller agrees that the Buyer shall have the option, but not the obligation, to waive the necessity of a "Final Grant" by the FCC and elect to close upon an "Initial Grant" (as that term is defined in Section 7.4 hereof).

         2.4. Deliveries at Closing. All actions at the Closing shall be deemed to occur simultaneously, and no document or payment shall be deemed to be delivered or made until all documents and payments are delivered or made to the reasonable satisfaction of Buyer, Seller, and their respective counsel.

                  (a) Deliveries by Seller. At the Closing, Seller shall deliver to Buyer such instruments of conveyance and other customary documentation as shall in form and substance be reasonably satisfactory to Buyer and its counsel, including, without limitation, the following:




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                       (i) one or more  bills  of sale  conveying  the  personal
property included in the License Assets;

                       (ii) a local marketing agreement executed by Seller substantially in the form attached hereto as Schedule 2.4(a)(ii);

                       (iii) one or more assignments conveying the FCC Licenses and all leases, contracts, and other intangible assets included in the License Assets;

                       (iv) any releases of liens that are necessary in order to transfer the License Assets as contemplated by Section 1.3;

                       (v) certificates of Seller as required by Section 8.1(c) hereof;

                       (vi) a certified copy of the resolutions or proceedings of Seller authorizing the transactions contemplated by this Agreement;

                       (vii) certificates as to the existence and good standing of each corporation comprising the Seller issued by the Maryland State Department of Assessments and Taxation and Secretary of State of Delaware dated shortly before the Closing Date;

                       (viii) a receipt for the Purchase Price;

                       (ix) the opinions of counsel required by Section 8.3 hereof;

                       (x) all consents received by Seller through the Closing Date to the assignment to or assumption by Buyer of licenses, contracts, and leases included in the License Assets; and

                       (xi) such other documents as Buyer shall reasonably request.

                  (b) Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the Purchase Price and such instruments of assumption and other customary documentation as shall in form and substance be reasonably satisfactory to Seller and its counsel, including, without limitation, the following:

                       (i) the Purchase Price which shall be delivered in the manner set forth in Section 2.1 hereof;

                       (ii) a local marketing agreement executed by Buyer substantially in the form attached hereto as Schedule 2.4(a)(ii);

                       (iii) an assumption of liabilities pursuant to which Buyer will assume the



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Assumed Liabilities;

                       (iv) a certificate of Buyer as required by Section 7.1(c) hereof;

                       (v) a certified copy of the resolutions or proceedings of Buyer authorizing the transactions contemplated by this Agreement;

                       (vi) a certificate as to the existence and good standing of Buyer issued by the Maryland State Department of Assessments and Taxation shortly before the Closing Date;

                       (vii) the opinion of counsel required by Section 7.3 hereof; and

                       (viii) such other documents as Seller shall reasonably request.

         2.5. Effect of Laws or Proceedings. The parties hereto acknowledge and agree that, notwithstanding anything in this Agreement or any other documents related hereto to the contrary (including, without limitation, any representations or warranties made by Seller, covenants of the Seller made herein, any condition precedent to the obligations of Buyer set forth in this Agreement, or any provisions relating to indemnification to be made by Seller hereunder), matters relating to, in connection with or resulting or arising from: (a) the effect, for purposes of any laws, statutes, ordinances, rules, regulations, orders or other actions, whenever promulgated or enacted, including any communications or communications-related laws, statutes, ordinances, rules, regulations, orders or other actions, whenever promulgated or enacted, and any licenses, permits or authorizations issued by any governmental authority (including, without limitation, the FCC) (collectively, "Laws") or any contract or agreement to be conveyed to or assumed, directly or indirectly, by Buyer pursuant hereto(collectively, "Conveyed Contracts"), of (1) the transfer of the License Assets to Buyer and the retention by Seller of the Excluded Assets or
(2) the consummation of the other transactions contemplated hereby; (b) any conflict with, violation of, termination of or breach or default under any Laws or Conveyed Contracts as a result of the consummation of any of the transactions contemplated hereby; or (c) any claims, actions, suits or other proceedings of any nature whatsoever ("Proceedings"), by any person or entity (including, without limitation, any governmental entity) by or before any court, administrative agency or otherwise, alleging a conflict, violation of, breach or default under, termination of, or other inconsistency with Laws or Conveyed
Contracts as a result of the consummation of any of the transactions contemplated hereby shall not:

         (i) cause or constitute, directly or indirectly, a breach by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other document related hereto (and such representations, warranties, covenants and agreements shall hereby be deemed to be modified appropriately to reflect and permit the impact and existence of such Laws, Conveyed Contracts and Proceedings and to permit any action by Seller to comply with or attempt in good faith to comply with such Laws, Conveyed Contracts and Proceedings);

         (ii) otherwise cause or constitute, directly or indirectly, a default or breach by Seller under this Agreement or any other documents related hereto;

         (iii) result in the failure of any condition precedent to the obligations of Buyer under this Agreement or any other document related hereto to be satisfied;

         (iv) otherwise excuse Buyer's performance of its obligations under this Agreement or any other document related hereto; or

         (v) give rise to any claim for indemnification or other compensation by Buyer or any adjustment of the Purchase Price.


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Each Seller represents and warrants to Buyer as follows:

         3.1. Organization. Each corporation comprising the Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. Each Seller has the corporate power and authority to carry on the business of the Station now being conducted by it, to own and operate the License Assets owned and operated by it, and to enter into and consummate the transactions contemplated by this Agreement.

         3.2. Authority. All corporate actions and proceedings necessary to be taken by or on the part of Seller in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby and necessary to make the same effective have been duly and validly taken. This Agreement has been duly and validly authorized, executed, and delivered by each Seller and constitutes its valid and binding agreement, enforceable in accordance with and subject to its terms, except as limited by laws affecting the enforcement of creditors' rights or contractual obligations generally.

         3.3. FCC Licenses. WTTE, Channel 28 Licensee, Inc. is the holder of the FCC Licenses listed in Schedule 1.1(a) to this Agreement. Such FCC Licenses constitute all of the licenses and authorizations required under the Communications Act of 1934, as amended (the "Communications Act"), or the current rules, regulations, and policies of the FCC for and/or used in the operation of the Station as now operated by Seller. The FCC Licenses are validly issued and in full force and effect and will not be subject to or scheduled for renewal until at least October 1, 1997. Except as set forth in Schedule 3.3, there is not pending, or to the knowledge of Seller, threatened any action by or before the FCC to revoke, cancel, rescind, modify, or refuse to renew in the ordinary course any of the FCC Licenses, and there is not now pending, or to the actual knowledge of Seller, threatened, issued, or outstanding by or before the FCC, any investigation, order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Seller with respect to the Station. The Station is operating in compliance, in all material respects, with the FCC Licenses, the Communications Act, and the current rules and regulations of the FCC. The renewal dates for all FCC Licenses are disclosed on Schedule 1.1(a) to this Agreement.

         3.4. Condition of Assets. The material tangible assets included in the License Assets are being maintained in accordance with general industry practices in good operating condition and repair, wear and tear in ordinary usage excepted.

         3.5. Title, Etc. Seller has good and marketable title to the tangible assets and personal property included in the License Assets, and all such assets and personal property will on the Closing Date be free and clear of all security interests, mortgages, pledges, liens, encumbrances, or charges of any nature whatsoever except for Permitted Encumbrances.

         3.6. Call Letters, Trademarks, Etc. Seller possesses adequate rights, licenses, or other authority to use all call letters, trademarks, and trade names necessary to conduct the business of the Station as presently conducted or presently proposed to be conducted by Seller. Seller has not received any notice with respect to any alleged infringement or unlawful or improper use of any copyright, trademark, trade name, or other intangible property right owned or alleged to be owned by others and used in connection with the Station. Seller represents and warrants that all trademarks listed on Schedule 1.1(d) hereto are duly registered and validly issued to Seller.

         3.7. Insurance. The License Assets are, as of the date of this Agreement, adequately insured by Seller against loss or damage by fire and other hazards and risks of the character usually insured against by persons operating similar properties and businesses under policies issued by insurers of recognized responsibility.

         3.8. Contracts. Schedules 1.1(c) and 3.8 to this Agreement contain a complete list of the following, as to which the Station or Seller with respect to the Station is a party, as of the date of this Agreement:

                  (a)      employment contracts;

                  (b) licenses or agreements under which Seller is authorized to broadcast on the Station filed or taped programming supplied by others;

                  (c) leases of personal property which have a term, including renewal options exercisable by any other party thereto, ending more than one year after the date of this Agreement and/or which involve annual payments of more than $10,000.00;

                  (d) contracts not made in the ordinary and usual course of business; and

                  (e) any other contracts which are material to the use of the License Assets.

         3.9. Employees. Schedules 3.9 lists all employees of the Seller whose employment is directly related to the License Assets, as of the date of this
Agreement, and their respective salaries and dates of hire and includes information on the benefits provided to employees (including, without limitation, pension, retirement, hospitalization, life, accident or medical insurance, vacation, and other employee benefit plans, agreements, arrangements, or understandings). Except as described on Schedule 3.9, Seller has no written or oral contracts of employment with any employee. Seller is not a party to or subject to any collective bargaining agreements with respect to the Station, nor does Seller have any other contracts with any labor union or other labor organization with respect to the Station. Seller is not a party to any pending or, to its actual knowledge (after inquiry of the Station's management), threatened labor dispute affecting the Station.

         3.10. Litigation. Except as set forth on Schedule 3.10 hereto, (i) Seller, with respect to the License Assets, has not been operating under or subject to or in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality which has had or could reasonably be expected to have a material adverse effect on the use of the License Assets;
(ii) there is no litigation pending by or against, or to Seller's actual knowledge (after inquiry of the Station's management) threatened against, Seller related to or affecting any of the License Assets which materially interferes or could reasonably be expected to materially interfere with Seller's ability to transfer the License Assets to Buyer. There are no attachments, executions, or assignments for the benefit of creditors or voluntary or involuntary proceedings in the bankruptcy pending against or contemplated by Seller, and no such actions have been threatened against Seller. There is no litigation or proceeding pending or, to the best of Seller's knowledge, threatened against or affecting Seller that would affect Seller's ability to carry out the transactions contemplated by this Agreement.

         3.11. Compliance with Laws. Seller, with respect to the License Assets, is to its knowledge in compliance in all material respects with all applicable laws, regulations, and orders, and the present uses by Seller of the License Assets do not, to Seller's actual knowledge (after inquiry of the Station's management), violate any such laws, regulations, or orders in any material respect.

         3.12. No Defaults. On the Closing Date, neither the execution and delivery by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby would constitute or, with the giving of notice or the passage of time or both, would constitute a violation of or would conflict with or result in any breach of or any default under, any of the terms, conditions, or provisions of any law or regulation to which Seller is subject, or of Seller's Charter or By-Laws, or of any material contract, agreement, or instrument to which Seller is a party or by which Seller is bound, except to the extent any necessary consents to assignment of the program contracts and consents to assignment of the leases and other contracts included in the License Assets are required and have not been obtained.

         3.13. Brokers. There is no broker or finder or other person who would have any valid claim against any of the parties to this Agreement for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of or action taken by Seller.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         4.1. Incorporation. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and has the corporate power and authority to enter into and consummate the transactions contemplated by this Agreement.

         4.2. Corporate Action. All corporate actions and proceedings necessary to be taken by or on the part of Buyer in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby and necessary to make the same effective have been duly and validly taken. This Agreement has been duly and validly authorized, executed, and delivered by Buyer, and constitutes its valid and binding agreement, enforceable in accordance with and subject to its term, except as limited by laws affecting the enforcement of creditors' rights or contractual obligations generally.

         4.3. No Defaults. On the Closing Date, neither the execution and delivery by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, will constitute or, with the giving of notice or the passage of time or both, would constitute a violation of or would conflict with or result in any breach of or default under any of the terms, conditions, or provisions of any judgment, law, or regulation, or Buyer's Charter or By-Laws, or any contract, agreement, or instrument to which Buyer is a party or by which it is bound.

         4.4.  Brokers.  There is no broker or finder or other  person who would have any valid claim against any of the parties to this Agreement for a commission or brokerage in connection with this Agreement or for the transactions contemplated hereby as a result of any agreement or understanding of or action taken by Buyer.

         4.5. Qualification as a Broadcast Licensee. Buyer knows of no fact that would under existing law and the existing rules, regulations, policies, and practices of the FCC, disqualify Buyer as an assignee of the FCC Licenses or as owner and operator of the License Assets.

         4.6. Litigation. There is no litigation, proceeding, or investigation of any nature pending or, to the best of Buyer's knowledge, threatened against or affecting it that would affect Buyer's ability fully to carry out the transactions contemplated by this Agreement. There are no attachments, executions, or assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending against or contemplated by Buyer, and no such actions have been threatened against Buyer.

                                    ARTICLE 5

                  COVENANTS OF SELLER PENDING THE CLOSING DATE

         Seller covenants and agrees that from the date hereof to and including the Closing Date:

         5.1. Maintenance of Business. Seller shall, with respect to the License Assets, continue to carry on its business and operations and keep its books of account, records, and files in the ordinary and usual course of business. Seller shall continue to operate the Station in all material respects in accordance with the terms of the FCC Licenses and in compliance in all material respects with all applicable laws and FCC rules and regulations. Seller will promptly execute any necessary applications for renewal of the FCC Licenses.

         Seller will maintain in full force and effect through the Closing Date adequate property damage, liability, and other insurance with respect to the License Assets.

         Nothing contained in this Agreement shall give Buyer any right to control the programming, operations, or any other matter relating to the Station prior to the Closing Date, and Seller shall have complete control of the programming, operations, and all other matters relating to the Station up to the Closing Date.

         Prior to the Closing Date, except as otherwise permitted by the last paragraph of this Section 5.1, Seller will not without the prior written consent of Buyer (to the extent the following restrictions are permitted by the FCC and all applicable law):

                  (a) sell, lease, transfer, or agree to sell, lease, or transfer any License Assets which are material to the operation of the Station, considered as a whole or which have individually or in the aggregate a value in excess of $25,000.00 without replacement thereof with a substantially equivalent asset of substantially equivalent kind, condition, and value; or

                  (b) enter into any contract of employment or collective bargaining agreement which will be binding on Buyer, permit any increases in the compensation of any of the Station's employees whose employment is related to the License Assets, except to the extent consistent with past practices.

         Notwithstanding anything to this Agreement to the contrary, Seller shall be entitled to renew or extend the term of any contract listed on Schedule 1.1(c) which, by its terms, expires or will expire prior to December 31, 1996 and, in connection therewith, agree to increase the amounts payable thereunder during any such renewal term in accordance with the Station's usual practices.

         5.2. Organization/Goodwill. Seller shall use best efforts to preserve the business organization of the Station and preserve the goodwill of the Station's suppliers, customers, and others having business relations with it.

         5.3. Reports; Access to Facilities, Files, and Records. At the request of Buyer, Seller shall from time to time give or cause to be given to the officers, employees, accountants, counsel, and representatives of Buyer (i) access, upon reasonable prior notice, during normal business hours to all facilities, property, accounts, books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, records, equipment, machinery, fixtures, furniture, vehicles, accounts payable and receivable, and inventories related to the Station, and (ii) all such other information concerning the affairs of the Station as Buyer may reasonably request provided that the foregoing does not materially disrupt or interfere with the business and operations of the Station.

         5.4. Application for Commission Consent. As promptly as practicable after the date of this Agreement and in no event later than fifteen (15) days after the date hereof, Seller will complete Seller's portion of applications to the FCC requesting its written consent to the assignment of the FCC Licenses for the Station (and any extension or renewals thereof) to Buyer, and upon receipt of Buyer's applications pursuant to Section 6.1 hereof, will promptly file such applications with the FCC jointly with Buyer. Seller will diligently take or cooperate in the taking of all steps that are necessary, proper, or desirable to expedite the preparation of such applications and its prosecution to a Final Grant. Seller will promptly provide Buyer with a copy of any pleading, order, or other document served on it relating to such applications.

         5.5. Consents. Seller will use best efforts to obtain or cause to be obtained prior to the Closing Date consents to the assignment to or assumption by Buyer of all material Licenses or Contracts included in the License Assets that require the consent of any third party by reason of the transactions provided for in this Agreement. If any material necessary consent or approval is not obtained prior to the Closing Date, then Seller will cooperate with Buyer in any reasonable arrangement deemed necessary or desirable by Buyer to provide to Buyer, after the Closing Date, the benefits under such Contracts, including enforcement for the benefit of Buyer of any and all rights of Seller against third parties.

         5.6. Notice of Proceedings. Seller will promptly notify Buyer in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency, or commission of its intention to institute an investigation into or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consumed.

         5.7. Confidential Information. If for any reason the transactions contemplated in this Agreement are not consummated, Seller shall not use or disclose to third parties (except as may be required by law) any confidential information received from Buyer or its agents in the course of investigating, negotiating, and completing the transactions contemplated by this Agreement. Nothing shall be deemed to be confidential information that (a) is known to Seller at the time of its disclosure to it; (b) becomes publicly known or available other than through disclosure by Seller; (c) is rightfully received by Seller from a third party; or (d) is independently developed by Seller.

         5.8.  Consummation  of Agreement.  Subject to the provisions of Section
11.1 of this Agreement, Seller shall use its best efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out.

         5.9. Notice of Certain Developments. Seller shall give prompt written notice to Buyer (a) if the License Assets have suffered damage on account of fire, explosion, or other cause of any nature which is sufficient to prevent operation of Station for more than four (4) days, and (b) if the regular broadcast transmission of Station in the normal and usual manner in which it heretofore has been operating is interrupted for a period of four (4) days or more.

         5.10. Updated Information. Seller agrees to provide to Buyer on or shortly prior to the Closing Date a list of any additional leases or contracts which would have been required to be listed on Schedule 1.1(c) hereto pursuant to Article 3 hereof if such leases or contracts existed on the date of this Agreement.

                                    ARTICLE 6

                   COVENANTS OF BUYER PENDING THE CLOSING DATE

         Buyer covenants and agrees that from the date hereof to and including the Closing Date:

         6.1. Application for Commission Consent. As promptly as practicable after the date of this Agreement, and in no event later than fifteen (15) days from the date hereof, Buyer will complete and give to Seller a fully executed copy of Buyer's portion of applications to the FCC requesting its written consent to the assignment of the FCC requesting its written consent to the assignment of the FCC Licenses (and any extension or renewals thereof) to Buyer. Buyer will diligently take or cooperate in the taking of all steps that are necessary, proper, or desirable to expedite the preparation of such application and its prosecution to a Final Grant. Buyer will promptly provide Seller with a copy of any pleading, order, or other document served on it relating to such application.

         6.2. Confidential Information. If for any reason the transactions contemplated in this Agreement are not consummated, Buyer shall not use for its or any third party's benefit and shall not disclose to third parties (except as may be required by law) any confidential information (including, without limitation, financial information) received from Seller or its agents in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement. Nothing shall be deemed to be confidential information that (a) is known to Buyer at the time of its disclosure to it; (b) becomes publicly known or available other than through disclosure by Buyer; (c) is rightfully received by Buyer from a third party; or (d) is independently developed by Buyer.

         6.3.  Consummation  of Agreement.  Subject to the provisions of Section
11.1 of this Agreement, Buyer shall use its best efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out. Buyer agrees to cooperate with Seller in connection with obtaining consents to the assignment to or assumption by Buyer of any Licenses or Contracts included in the License Assets, and to execute such assumption instruments as may be required in connection with obtaining such consents.

         6.4. Notice of Proceedings. Buyer will promptly notify Seller in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency, or commission of its intention to institute an investigation into or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

                                    ARTICLE 7

                     CONDITIONS TO THE OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or at the Closing Date:

         7.1.  Representations, Warranties, and Covenants.

                  (a) Each of the representations and warranties of Buyer contained in this Agreement shall have been true and accurate in all material respects as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate except to the extent changes are permitted or contemplated pursuant to this Agreement.

                  (b) Buyer shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  (c) Buyer shall have delivered to Seller a certificate of an officer of Buyer dated the Closing Date certifying to the fulfillment of the conditions set forth in Sections 7.1(a) and 7.1(b).

         7.2. Proceedings. As of the Closing Date, (a) no action or proceeding shall have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement that, in the reasonable opinion of Seller, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions or the recovery against Seller of substantial damages; and (b) none of the parties to this Agreement shall have received written notice from any governmental body of (i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry) into the consummation of this Agreement, or (ii) the actual commencement of such an investigation.

         7.3. Opinion of Counsel. Seller shall have received opinions of Buyer's counsel and Buyer's special FCC counsel, each dated the Closing Date, in forms reasonably satisfactory to counsel to Seller.

         7.4. FCC Authorization. All FCC approvals and consents to the transactions contemplated by this Agreement shall have been granted by an Initial Grant. "Initial Grant" shall be defined for the purposes of this Agreement as the publication of the FCC "Public Notice" announcing the grant of the "Assignment Application(s)" for the FCC License(s) to be transferred hereunder, there being no necessity for a Final Grant (as that term is defined in Section 8.5 hereof). The terms "Public Notice" and "Assignment Application(s)" shall have the same meaning herein as in existing FCC rules, regulations and procedures.

         7.5. Other Instruments. Buyer shall have delivered to Seller such instruments, documents, and certificates as are contemplated by Section 2.4 hereof.

                                    ARTICLE 8

                     CONDITIONS TO THE OBLIGATIONS OF BUYER

         The obligations of Buyer under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or at the Closing Date.

         8.1. Representations, Warranties, Covenants.

                  (a) Each of the representations and warranties of Seller contained in this Agreement shall have been true and accurate in all material respects as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate except to the extent changes are permitted or contemplated pursuant to this Agreement.

                  (b) Seller shall have performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

                  (c) Seller shall have delivered to Buyer a certificate of an officer of Seller dated the Closing Date certifying to the fulfillment of the conditions set forth in Sections 8.1(a) and 8.1(b).

         8.2. Proceedings. As of the Closing Date, (a) no action or proceeding shall have been instituted before any court or governmental body to restrain, or prohibit or to obtain substantial damages in respect of, the consummation of this Agreement that, in the reasonable opinion of Buyer, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions or the recovery against Seller of substantial damages; and (b) none of the parties to this Agreement shall have received written notice from any governmental body of (i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry) into the consummation of this Agreement, or (ii) the actual commencement of such an investigation.

         8.3. Opinion of Counsel. Buyer shall have received opinions of Seller's counsel and Seller's special FCC counsel, each dated the Closing Date, in forms reasonably satisfactory to counsel to Buyer.

         8.4. Damage to the Assets. The License Assets shall not have suffered damage on account of fire, explosion, or other similar cause of any nature that is sufficient to prevent operation of the Station or the transmission of its normal and usual signal for a period of at least ten (10) consecutive days; provided that on or prior to five (5) business days after Seller shall have notified Buyer of such damage or event, Buyer shall have notified Seller that Buyer is terminating this Agreement on account of such damage or event pursuant to Section 11.1(b)(iii) hereof.

         8.5. FCC Licenses. All FCC consents and approvals to the transactions contemplated by this Agreement shall have become a Final Grant without any condition or qualification materially adverse to Buyer or the operation of the Station. For the purposes of this Agreement, "Final Grant" shall mean action by the FCC as to which no further steps (including those of appeal or certiorari) can be taken in any action or proceeding to review, modify, or set the determination aside, whether under Section 402 of 405 of the Communications Act, or otherwise. Buyer shall have the right to waive the foregoing condition and proceed to Closing when all such FCC consents and approvals shall have been granted by an Initial Grant.

         8.6. Consents. Seller shall have obtained, prior to the Closing Date, any necessary consents from third parties with respect to the Contracts included in the License Assets which are listed as "material" on Schedule 3.8 hereto.

         8.7. Other Instruments. Seller shall have delivered to Buyer such instruments, documents, and certificates as are contemplated by Section 2.4 hereof.

                                    ARTICLE 9

                                 INDEMNIFICATION

         9.1. Survival. All statements of any party contained in this Agreement (including the Schedules hereto) or in any certificate delivered by it pursuant to this Agreement shall be deemed to be representations and warranties made pursuant to this Agreement. The representations, warranties, covenants, and agreements of Seller and Buyer contained in or made pursuant to this Agreement shall be deemed to have been made on the Closing Date, shall survive the Closing Date for a period of two (2) years after the Closing Date, and shall remain operative and in full force and effect after the Closing Date for a period of two (2) years after the Closing Date regardless of any investigation or statement as to the results thereof made by or on behalf of any party provided, however, that (i) Buyer's obligation to pay, perform, and discharge the Assumed Liabilities shall survive until such Assumed Liabilities have been paid, performed, or discharged in full; and (ii) Seller's obligations with respect to all obligations and liabilities not assumed by Buyer pursuant to this Agreement shall survive until such obligations and liabilities have been paid, performed, or discharged in full.

         9.2. Indemnification of Buyer. Seller agrees that, after the Closing, it shall indemnify and hold Buyer harmless from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including, without limiting the generality of the foregoing, liabilities for reasonable attorneys' fees and expenses ("Loss and Expense") suffered directly or indirectly by Buyer by reason of or arising out of (i) any material breach of representation or warranty made by Seller pursuant to this Agreement; (ii) any material failure by Seller to perform or fulfill any of their covenants or agreements set forth in this Agreement; (iii) any failure by Seller to pay, perform, or discharge any liabilities or obligations not specifically assumed by Buyer pursuant to this Agreement; or (iv) any litigation, proceeding, or claim by any third party arising from the use of the License Assets by Seller prior to the Closing Date, except to the extent arising from obligations or liabilities of or assumed by Buyer pursuant to this Agreement.

         9.3. Indemnification of Seller. Buyer agrees that, after the Closing, it shall indemnify and hold Seller harmless from and against any and all Loss and Expense suffered directly or indirectly by Seller by reason of or arising out of (i) any material breach of representation or warranty made by Buyer pursuant to this Agreement; (ii) any material failure by Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement; (iii) any failure by Buyer to pay, perform, or discharge any Assumed Liabilities or any other obligations or liabilities of or assumed by Buyer under this Agreement (including, without limitation, those set forth in Section 10.2 hereof); or (iv) any litigation, proceeding, or claim by any third party arising from the use of the License Assets on or after the Closing Date.

         9.4 Limitation of Liability. Notwithstanding Sections 9.1, 9.2 and 9.3 hereof, after the Closing, Seller shall not indemnify or otherwise be liable to Buyer, and Buyer shall not indemnify or otherwise be liable to Seller unless the aggregate amount of Buyer's or Seller's, as applicable, Loss and Expense exceeds $25,000, in which event the indemnified party shall be entitled to recover its aggregate Loss and Expense inclusive of such $25,000 threshold; provided, however, that the foregoing limitation shall not be applicable to the obligations of either party under Section 2.2 or to the obligation of Buyer to pay and discharge any Assumed Liabilities or any other obligations or liabilities of Buyer under this Agreement or the obligation of Seller to pay and discharge liabilities to third parties not assumed by Buyer hereunder.

         9.5. Bulk Sales Indemnity. Buyer hereby waives compliance with the provisions of any applicable bulk transfer laws, and Seller covenants to pay and discharge when due all debts, obligations, and liabilities incurred prior to the Closing Date relating to the License Assets, except the Assumed Liabilities and other obligations or liabilities to be paid or discharged by Buyer as provided in this Agreement. Seller further agrees to indemnify and hold Buyer harmless from and indemnify Buyer against any and all Loss and Expense, including, without limitation, any claims made by creditors, with respect to non-compliance with any bulk transfer law, except to the extent that such claims result from the Assumed Liabilities and other obligations or liabilities to be paid or discharged by Buyer as provided in this Agreement and/or Buyer's failure to pay the same when due.

         9.6. Notice of Claims. If Buyer or Seller believes that it has suffered or incurred any Loss and Expense, such party shall notify the other promptly in writing describing such Loss and Expense, the amount thereof, if known, and the method of computation of such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any action at law or suit in equity is instituted by a third party with respect to which any of the parties intends to claim any liability or expense as Loss and Expense under this Article 9, such party shall promptly notify the indemnifying party of such action or suit.

         9.7. Defense of Third Party Claims.  The indemnifying  party under this
Article 9 shall have the right to conduct and control through counsel of its own choosing any third party claim, action, or suit, but the indemnified party may, at its election, participate in the defense of any such claim, action, or suit at its sole cost and expense provided that, if the indemnifying party shall fail to defend any such claim, action, or suit, then the indemnified party may defend through counsel of its own choosing such claim, action, or suit, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such claim, action, or suit, and to recover from the indemnifying party the amount of such settlement or of any judgment and the costs and expenses of such defense. The indemnifying party shall not compromise or settle any third party claim, action, or suit without the prior written consent of the indemnified party, which consent will not be unreasonably withheld or delayed.


                                   ARTICLE 10

                              POST-CLOSING MATTERS

         10.1. Employee Matters. Buyer is not obligated by this Agreement to offer employment to any of the employees of Seller whether or not such employee is employed in connection with the License Assets. At its election, after the Closing, the Buyer may solicit for employment by Buyer any individual who is an employee of the Seller who is employed in connection with the License Assets. Buyer shall not assume and shall not be responsible for any liabilities with respect to sick leave and personal days accrued by any employees of Seller who enter the employment of Buyer or for any accrued vacation of any such employees unless specifically provided for in the adjustment made pursuant to Section 2.2. Buyer agrees that Seller may inform its employees that Buyer may agree to offer employment, as provided in this Section 10.1. Buyer does not agree to pay and/or reimburse Seller for and to indemnify Seller from and against any and all severance or other liabilities arising out of Seller's termination of the employment of any of its employees in connection with the sale of the License Assets to Buyer (including, without limitation, any liabilities under the so-called "WARN Act" or any applicable state laws regarding termination of employees). This Section 10.1 shall operate exclusively for the benefit of the parties to this Agreement and not for the benefit of any other person or entity.

         10.2. Call Letters. After the Closing Date, Seller shall take such action as may be reasonably requested by Buyer to evidence this assignment to Buyer of the right to the use of the name and call letters "WTTE."

                                   ARTICLE 11

                            TERMINATION/MISCELLANEOUS

         11.1. Termination of Agreement. This Agreement may be terminated at any time on or prior to the Closing Date as follows:

                  (a)      By Seller:

                           (i) if Buyer fails to comply with Sections 6.1 hereof
within ten (10) days after Seller notifies Buyer that Buyer has not complied with such section, provided that Seller shall have used its best efforts to cooperate in the preparation of its portion of the application for FCC consents as provided in Section 5.4; or

                           (ii) if any of the  conditions  provided in Article 7
hereof have not been met
by the time required and have not been waived, provided that the failure to meet such conditions is not due to Seller's breach of the Agreement; or

                  (b)      By Buyer:

                           (i) if  Seller  fails to  comply  with  Sections  5.4
hereof within ten (10) days after Buyer notifies Seller that Seller has not complied with any such section, provided that Buyer shall have used its best efforts to cooperate in the preparation of its portion of the application for FCC consents as provided in Section 6.1; or

                           (ii) if any of the  conditions  provided in Article 8
hereof have not been met by the time required and have not been waived, provided that the failure to meet such conditions is not due to Buyer's breach of the Agreement; or

                           (iii) no later than fifteen (15)  business days after
Seller has notified Buyer pursuant to Section 8.4 of the occurrence of any damage or event as described in Section 8.4.

                  (c)      By Either Buyer or Seller as follows:

                           (i)  by mutual consent of all parties; or

                           (ii) if the Closing shall not have been  completed by
the date set forth in Section 2.3 hereof.

         No party hereto shall have any liability to any other for costs, expenses, damages, loss of anticipated profits, or otherwise as a result of a termination pursuant to this Section 11.1.

         11.2. Expenses. Each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, accounting, and legal fees incurred in connection herewith, provided that Seller shall pay the FCC filing fees, and any sales, use or transfer taxes arising from transfer of the License Assets.

         11.3. Assignments. This Agreement shall not be assigned by any party hereto without the prior written consent of the other party, except that Buyer may assign its rights and interests to: (i) a wholly-owned subsidiary; or (ii) a wholly-owned subsidiary of a subsidiary; provided that Buyer gives Seller written notice thereof and that such assignment will not delay receipt of the FCC consents or the finality thereof and provided further that any such assignment shall not relieve Buyer of any of its obligations or liabilities hereunder. Any attempt to assign this Agreement without any required consent shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.4. Further Assurances. From time to time prior to, at, and after the Closing Date, each party hereto will execute all such instruments and take all such actions as another party being advised by counsel shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof, and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, in addition to those to be delivered on the Closing Date, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby.

         11.5. Notices. All notices, demands, and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepared, or by registered or certified mail, return-receipt requested, or facsimile transmission and shall be deemed to have been given or made when personally delivered or received, the next business day after delivery to such overnight delivery service, five (5) days after deposited in the mail, first class postage prepaid, addressed as follows:

  (a)      If to Seller:             WTTE, Channel 28, Inc.
                                     WTTE, Channel 28 Licensee, Inc.
                                     c/o Sinclair Broadcast Group, Inc.
                                     2000 W. 41st Street
                                     Baltimore, Maryland 21211
                                     Attn: David B. Amy
                                     Fax:  (410) 467-5043

           with a copy to:  Thomas & Libowitz, P.A.
                                     100 Light Street, Suite 1100
                                     Baltimore, Maryland 21202-1053
                                     Attn:  Steven A. Thomas and
                                             Clinton R. Black
                                     Fax:  (410) 752-2046

or to such other address as Seller may from time to time designate.


  (b)      If to Buyer:              Glencairn, Ltd.
                                     500 Seco Road
                                     Pittsburgh, Pennsylvania 15146
                                     Attn: Mr. Edwin L. Edwards, Sr.
                                     Fax: (412) 856-0633
           with a copy to:           Wilmer, Cutler & Pickering
                                     100 Light Street
                                     Baltimore, Maryland  21202
                                     Attn:  John B. Watkins
                                     Fax:  (410) 986-2828

or to such other address as Buyer may from time to time designate.

         11.6. Captions. The captions of Articles and Sections of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         11.7. Governing Law and Remedies. This Agreement shall be governed by, construed, and enforced in accordance with the laws of Maryland without reference to its principles of conflict of laws, except to the extent that the federal law of the United States governs the transactions contemplated hereby. Buyer and Seller will have and retain all rights and remedies existing in its favor at law or equity. Without limiting the foregoing, if Seller refuses or fails to perform any of its covenants or other obligations under this Agreement, then Buyer will have the right to specific performance of such covenant or obligation under this Agreement, subject to applicable FCC rules, regulations and policies. In the event of any action to enforce this Agreement specifically, Seller hereby waives the defense that Buyer has an adequate remedy at law.

         11.8. Consent To Jurisdiction, Etc. In the event of any action or proceeding with respect to any matter pertaining to this Agreement, the parties hereto hereby waive the right to a trial by jury. The parties hereto hereby irrevocably consent to the nonexclusive jurisdiction and venue of the state courts of Maryland and of any federal court located in the State of Maryland in connection with any action or proceeding arising out of or relating to this Agreement. The parties hereby waive personal service of any process in connection with any such action or proceeding and agree that the service thereof may be made by certified or registered mail addressed to or by personal delivery to the other party at such other party's address set forth pursuant to paragraph
11.5 hereof. In the alternative, in its discretion, any of the parties hereto may effect service upon any other party in any other form or manner permitted by law.

         11.9. Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         11.10. Counterparts. This Agreement may be executed in two (2) or more counterparts, and all counterparts so executed shall constitute one (1) agreement binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the same counterpart.

         11.11. Entire Agreement/Amendments. This Agreement (including the Schedules hereto), constitutes the entire Agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, between them relating to the subject matter hereof. No amendment or waiver of any provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         11.12. Access to Books and Records. Buyer shall preserve for at least three (3) years after the Closing Date all books and records included in the License Assets. At the request of Seller, Buyer agrees from time to time to give to the officers, employees, accountants, and counsel of Seller access, upon reasonable prior notice during normal business hours, to the property, accounts, books, contracts, records, accounts payable and receivable, records of employees of Seller, and other information concerning the License Assets and to the employees of Buyer as Seller may reasonably request in connection with an audit by Seller of the Station as of the Closing Date and Seller's preparation of tax returns and reports. At the request of Buyer, Seller agrees from time to time to give the officers, employees, accountants, and counsel of Buyer access, upon reasonable prior notice during normal business hours, to the books, records, and files retained by Seller with respect to the License Assets as Buyer may reasonably request in connection with its preparation of tax returns and reports. Each of Buyer and Seller shall be permitted, at their expense, to make extracts from or copies of the foregoing books, records, and files of the other party.

         11.13. Public Announcements. Prior to the Closing Date, neither Seller nor Buyer shall, except by mutual agreement, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as may be required by any law, rule, or regulation (including, without limitation, filings, and reports required to be made with or pursuant to the rules of the Securities and Exchange Commission) or by any existing contract, license, or agreement to which it is a party.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by the hands and seals of their duly authorized officers, all as of the day and year first above written.

WITNESS/ATTEST:                       WTTE, CHANNEL 28, INC.


_________________________             By:    /s/ David B. Amy         (SEAL)
Name:                                       Name: David B. Amy
Title:                                      Title: Secretary/Treasurer

                                      WTTE, CHANNEL 28 LICENSEE, INC.


_________________________             By:    /s/ David B. Amy         (SEAL)
Name:                                       Name: David B. Amy
Title:                                      Title: Secretary/Treasurer

                                      GLENCAIRN, LTD.


_________________________             By:     /s/ Edwin L. Edwards   (SEAL)
Name:                                       Name:  Edwin L. Edwards, Sr.
Title:                                      Title:  President